UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019 (February 6, 2019)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2019, Arconic Inc. (the “Company”) issued a press release, which included a brief discussion relating to financial guidance.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, the Company announced that the Board of Directors (the “Board”) appointed John C. Plant, current Chairman of the Board, as Chairman and Chief Executive Officer of the Company, effective February 6, 2019, to succeed Charles “Chip” Blankenship, who ceased to serve as Chief Executive Officer of the Company and resigned as a member of the Board, in each case as of that date.  In addition, the Company announced that the Board appointed Elmer L. Doty, current member of the Board, as Chief Operating Officer, a newly created position, effective February 6, 2019. Mr. Doty will remain a member of the Board. The Company also announced that Arthur D. Collins, Jr., current member of the Board, has been appointed interim Lead Independent Director of the Company, effective February 6, 2019. The compensation arrangements for Messrs. Plant, Doty and Collins have not yet been agreed.

Mr. Plant, age 65, has served as Chairman of the Board since October 2017 and as a member of the Board since February 2016. Mr. Plant previously served as the Chairman of the Board, President and Chief Executive Officer of TRW Automotive from 2011 to 2015 and as its President and Chief Executive Officer from 2003 to 2011. TRW Automotive was acquired by ZF Friedrichshafen AG in May 2015. Under his leadership, TRW employed more than 65,000 people in approximately 190 major facilities around the world and was ranked among the top 10 automotive suppliers globally. Mr. Plant was a co-member of the Chief Executive Office of TRW Inc. from 2001 to 2003 and an Executive Vice President of TRW from the company’s 1999 acquisition of Lucas Varity to 2003. Prior to TRW, Mr. Plant was President of Lucas Varity Automotive and managing director of the Electrical and Electronics division from 1991 through 1997.

Mr. Doty, age 64, has served as a member of the Board since May 2017. Mr. Doty was an Operating Executive at The Carlyle Group LP, a multinational private equity, alternative asset management and financial services corporation, where he previously held a similar position in 2012. In connection with his appointment as COO, Mr. Doty has resigned from his position with The Carlyle Group LP. From December 2012 to February 2016, Mr. Doty was President and Chief Executive Officer of Accudyne Industries LLC, a provider of precision-engineered flow control systems and industrial compressors. Mr. Doty also was the President and Chief Executive Officer of Vought Aircraft Industries, Inc. from 2006 until its acquisition in 2010 by Triumph Group, a leader in manufacturing and overhauling aerospace structures, systems and components. Prior to Vought, Mr. Doty was Executive Vice President and General Manager of the Land Systems Division of United Defense Industries, Inc. (now BAE Systems). Earlier in his career, Mr. Doty held executive positions at both General Electric Company and FMC Corporation.

Mr. Collins, age 71, has served as a member of the Board since April 2010. Mr. Collins was Chairman of Medtronic, Inc., a leading medical device and technology company, from April 2002 until his retirement in August 2008, and Chief Executive Officer from May 2002 to August 2007. He held a succession of other executive leadership positions with Medtronic from 1992 until his retirement, including as President and Chief Executive Officer, President and Chief Operating Officer, and Chief Operating Officer. He was Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. Prior to joining Medtronic, he was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He joined Abbott in 1978 after spending four years with Booz, Allen & Hamilton, a major management consulting firm.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an exhibit to this report:

Exhibit No.	Description
99.1	Press release issued by Arconic Inc. on February 6, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Arconic Inc. on February 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: February 6, 2019	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary